UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2022

VINCO VENTURES, INC.

(Exact name of registrant as specified in charter)

Nevada	001-38448	82-2199200
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

NA (1)	NA (1)
(Address of principal executive offices)	(Zip Code)

(866) 900-0992

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

(1) We are a remote-friendly company, with several hubs and locations for employees to collaborate. Accordingly, we do not maintain a headquarters. For purposes of compliance with applicable requirements of the Securities Act of 1933, as amended, and Securities Exchange Act of 1934, as amended, stockholder communications required to be sent to our principal executive offices may be directed to the email address set forth in our proxy materials and/or identified on our investor relations website.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13©(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	BBIG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry Into a Material Definitive Agreement

On September 28, 2022, Vinco Ventures, Inc. (the “Company”) entered into a settlement agreement (the “Agreement”) with respect to the litigation entitled “Vinco Ventures, Inc. v. Theodore Farnsworth, Lisa King, Roderick Vanderbilt and Erik Noble” in the Eight Judicial District Court located in Clark County, Nevada. The Agreement set forth the following, among other things:

●	Ross Miller is the sole CEO and shall run the Company under the oversight of the Company’s Board of Directors, with Lisa King and Rod Vanderbilt remaining as directors.
●	John Colucci, former Co-CEO and Phillip Jones, former CFO, both resigned effective immediately as officers and director (in the case of Colucci) of the Company.
●	Michael Distasio and Elliot Goldstein resigned effective immediately as Directors of the Company.
●	John Colucci received three month’s severance and Phillip Jones received four month’s severance, in addition to any accrued and unpaid payroll.
●	The Company shall pay six months worth of COBRA payments for Jones.
●	All directors are to be paid all director fees due to the date of severance.
●	Elliot Goldstein is to be paid $100,000 in lieu to any matters related to his stock options and RSUs
●	All outgoing directors and officers entered into three year noncompete agreements with the Company.
●	All parties entered into mutual releases with the Company.

Item 5.02 Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

See Item 1.01 above.

Subsequent to the execution and delivery of the Agreement, Mr. Vanderbilt and Ms. King appointed Brian Hart, 51 and Jesse Law, 40, as directors to fill two of the three vacancies created by the Agreement, which shall become effective immediately upon compliance with securities rules and regulations. Messrs. Hart and Law are both deemed to be independent directors and shall serve on the Company’s Audit Committee.

Brian Hart has over 25 years of experience in technology, communications, and policy, and is a founding partner of Hart Communications. He has served as senior staff for a federal agency, three U.S. senators, publicly traded companies, and global consulting firms. He also served on the board of directors of a privately held EMC testing and equipment company in Austin, Texas that is now a part of ESCO Technologies.

Hart was a presidential appointee as the director of the Office of Media Relations for the Federal Communications Commission and was communications director for Senator Roy Blunt of Missouri directing all strategic communications and public relations for the senator, the Senate Rules Committee, as well as the presidential swearing in and inaugural address.

He reorganized and led the Washington, DC office for H&R Block. While at Ketchum and Hill & Knowlton he consulted for Fortune 100 clients including HP, FedEx, IBM, Enron, and Verizon on public relations, crisis communications, restructuring, and government and public affairs. Hart previously advised the commissioner of the Southeastern Conference during member expansion and the launch of the SEC Network.

His work history comprises, over the past five plus years:

U.S. Senator Roy Blunt, Vice Chairman, Senate Republican Conference, Communications Director, May 2015 – May 2017, Washington, DC

Federal Communications Commission, Director of the Office of Media Relations, May 2017 – January 2021, Washington, DC; Clearance: Top Secret

Hart Communications, Founding Partner, Sept 2011 – April 2015, January 2021 – present, Alexandria, VA

The Company’s Board has determined he is suited to serve as a director due to his longstanding business experience.

Jesse Law is an accomplished senior executive with 17 years of professional experience, including 14 years of experience in banking and finance and 13 years in bipartisan political and public policy operations. During his career, Mr. Law has developed expertise in strategic management, corporate operations, staff development, and high-level stakeholder relations, including working with senior executives of Fortune 100 companies, senior administration officials, members of the United States Congress, and senior foreign diplomats. In addition, Mr. Law is adept at building coalitions of diverse interests and coaching them towards mutually-acceptable solutions in high-stakes domestic and international negotiations that have resulted in achieving exemplary success of key strategic organizational goals.

KAF Consulting, self-employed 04/2016 - 1/2017, 10/2018 - Present

Export Import Bank of the United States in various capacities as Senior Vice President, White House Liaison, Chief of Staff, and Chief Strategy Officer January 2017 – September 2018, Washington, DC

Low VA Rates, Loan Officer January 2019 – December 2020

The Company’s Board has determined he is suited to serve as a director due to his longstanding business experience.

Related Party Transactions

There is no arrangement or understanding between either Board nominee and the Company. There are no family relationships between either nominee and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company within the meaning of Item 401(d) of Regulation S-K under the U.S. Securities Act of 1933 (“Regulation S-K”). Since the beginning of the Company’s last fiscal year, the Company has not engaged in any transaction in which either nominee had a direct or indirect material interest within the meaning of Item 404(a) of Regulation S-K, except that Mr. Hart previously provided consulting services to the Company earlier in 2022 pursuant to which he received $90,000 in compensation pursuant to which he has been paid in full before September 27, 2022. Mr. Hart is no longer providing consulting services to the Company as of that date and will not provide any such services so long as he serves as director of the Company. Neither director nominee will receive any compensation from the Company except for Company standard Board fees.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibit:

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 30, 2022

VINCO VENTURES, INC.

By:	/s/ Ross Miller
Name:	Ross Miller
Title:	Chief Executive Officer